UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2021

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Commercial Paper Issuances to Repay Term Loan A

Prior to and culminating on August 31, 2021, Leggett & Platt, Incorporated (the “Company,” “us,” “we” or “our”) increased its outstanding commercial paper obligations pursuant to our previously established commercial paper program to an aggregate amount of $490 million. Of the outstanding amount, $280 million was used to repay our Term Loan A as described below, with the remainder used for normal working capital requirements. As of August 31, 2021, our aggregate outstanding commercial paper had an average weighted interest rate of 0.23%, and had various maturity dates, ranging from 1 to 28 days from the filing of this Form 8-K. Our commercial paper is issued in $250,000 minimum face or principal amounts at par less a discount representing an interest factor, or at par, if interest bearing, with interest established based upon market conditions and credit ratings in effect at the time of issuance. The commercial paper is not subject to voluntary prepayment by us or redemption prior to maturity. The commercial paper ranks equally with all of our other unsecured and unsubordinated indebtedness. Our commercial paper is subject to certain event of default provisions, including those related to non-payment of principal or interest when due and the bankruptcy or insolvency of us, which shall cause the commercial paper to become immediately due and payable. We view commercial paper as a source of long-term funds and when outstanding, have classified the borrowings under the commercial paper program as long-term debt on our balance sheet.

The foregoing is only a summary of certain terms of the commercial paper program and is qualified in its entirety by reference to the Commercial Paper Issuing and Paying Agent Agreement between U.S. Bank National Association and the Company, dated December 2, 2014, including Master Note, filed December 5, 2014 as Exhibit 10.1 to the Company’s Form 8-K, and the Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to the Company’s Form 8-K, each of which is incorporated herein by reference.

The commercial paper will not be, and has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered, reoffered or sold in the United States, or elsewhere, absent registration or applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any commercial paper nor shall there be any sale of the commercial paper in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption. This Form 8-K is not intended to condition the market in the United States, or elsewhere, for the issuance of any commercial paper.

Item 8.01	Other Events.

Repayment of Term Loan A

On August 31, 2021, we paid off all the remaining $280 million outstanding principal under our Term Loan A prior to its stated maturity date of January 3, 2024. The Term Loan A was part of the Third Amended and Restated Credit Agreement dated as of December 12, 2018 (the “Credit Agreement”), as amended by Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated May 6, 2020 (the “Amendment”) among the Company, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”) and the Lenders listed below. The Credit Agreement, as amended, has not been terminated. The repayment of the Term Loan A is expected to (i) reduce Company interest expense, (ii) reduce uncertainty associated with the discontinuation of LIBOR, and (iii) optimize the Company’s capital structure.

We made a one-time draw under the Term Loan A on January 16, 2019 in the maximum amount of $500 million to finance, in part, our acquisition of Elite Comfort Solutions, Inc. The Term Loan A ranked equally with all our other unsecured and unsubordinated indebtedness, was available only in U.S. Dollars, and required us to pay interest at time intervals based upon the selected interest rate and selected interest period. For the monthly interest period ending August 31, 2021, we paid interest on the outstanding principal balance under the Term Loan A at 3.0% per annum (LIBOR plus a spread based on the credit ratings of our senior unsecured long-term debt). Under the Term Loan A, we (i) paid $12.5 million of required principal payments each quarter (on the last day of March, June, September and December), and (ii) if not for the repayment disclosed herein, would have been required to repay the remaining outstanding principal under the Term Loan A upon the stated maturity date. We previously made certain optional prepayments of principal in immaterial amounts. Amounts borrowed under the Term Loan A that were repaid or prepaid could not be reborrowed. There were no penalties for early repayment under the Term Loan A. The Term Loan A had customary default and acceleration provisions including those applicable to our breach of representations or warranties, our noncompliance with covenants, or our failure to timely pay all principal, interest and fees.

There are no borrowings outstanding under our existing $1.2 billion aggregate Revolving Commitments under the Credit Agreement, which acts as support for the marketability of our $1.2 billion commercial paper program. The existing aggregate Revolving Commitments, the initial Term Loan A Commitments (which were fully borrowed against on January 16, 2019), and the outstanding amounts due under the Term Loan A as of August 31, 2021 (the pay-off date) are/were as follows:

Lender	Revolving Commitments	Initial Term Loan A Commitments	Term Loan A Amounts Outstanding As Of the Payoff Date
JPMorgan Chase Bank, N.A.	$173,128,342.24	$76,871,657.76	$43,048,128.35
Wells Fargo Bank, National Association	$128,114,973.27	$56,885,026.73	$31,855,614.97
U.S. Bank National Association	$128,114,973.27	$56,885,026.73	$31,855,614.97
MUFG Bank, Ltd.	$128,114,973.27	$56,885,026.73	$31,855,614.97
Bank of America, N.A.	$128,114,973.27	$56,885,026.73	$31,855,614.97
SunTrust Bank[1]	$91,764,705.88	$38,235,294.12	$21,411,764.71
PNC Bank, National Association	$91,764,705.88	$38,235,294.12	$21,411,764.71
BMO Harris Bank, N.A.	$63,529,411.76	$26,470,588.24	$14,823,529.41
The Toronto Dominion Bank	$63,529,411.76	$26,470,588.24	$14,823,529.41
Branch Bank and Trust Company[1]	$63,529,411.76	$26,470,588.24	$14,823,529.41
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$63,529,411.76	$26,470,588.24	$14,823,529.41
Svenska Handelsbanken AB (PUBL) New York Branch	$45,000,000.00	—	—
Arvest Bank	$31,764,705.88	$13,235,294.12	$7,411,764.71

Total	$1,200,000,000.00	$500,000,000.00	$280,000,00.00

[1]	SunTrust Bank and Branch Bank and Trust Company merged December 6, 2019. The combined Lender is called Truist Bank.

JP Morgan, the other listed Lenders and their affiliates have provided, from time to time, and continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

The foregoing is only a summary of certain terms of the Term Loan A (referred to as “Tranche A Term Loan” in the Credit Agreement) and is qualified in its entirety by reference to the Credit Agreement filed December 14, 2018 as Exhibit 10.1 to our Form 8-K, and the Amendment filed May 7, 2020 as Exhibit 10.1 to our Form 8-K, each of which is incorporated herein by reference.

Forward-Looking Statements. This report contains “forward-looking statements,” including the reduction of Company interest expense resulting from the early pay-off of the Term Loan A, the uncertainty associated with the discontinuation of LIBOR, and the optimization of our capital structure. All such forward-looking statements are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results. It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements contained herein. However, some of these risks and uncertainties include: (i) changing market and regulatory conditions, and (ii) changes in our strategic plans or capital structure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description

10.1	Commercial Paper Issuing and Paying Agent Agreement between U.S. Bank National Association and the Company, dated December 2, 2014, including Master Note, filed December 5, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.2	Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3	Third Amended and Restated Credit Agreement, dated as of December 12, 2018 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the Lenders named therein, filed December 14, 2018 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.4	Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated as of May 6, 2020 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the Lenders named therein, filed May 7, 2020 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference (SEC File No. 001-07845)

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document)

101.SCH*	Inline XBRL Taxonomy Extension Schema

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

* Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: August 31, 2021	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President – General Counsel & Secretary

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